SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                               Baron Capital Trust
               Name of the Registrant as Specified In Its Charter

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2.   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4.   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5.   Total fee paid:

          ______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ______________________________________________________________________

     2.   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3.   Filing Party:

          ______________________________________________________________________

     4.   Date Filed:

          ______________________________________________________________________

PROXY                           BARON CAPITAL TRUST                        PROXY
                           3570 U.S. HIGHWAY 98 NORTH
                             LAKELAND, FLORIDA 33809
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of Baron Capital Trust, a Delaware business trust (the "Trust"), for use at the Annual Meeting of Shareholders of the Trust, which meeting will be held on Wednesday, May 29, 2002 at 10:00 a.m., at Brentwood at Independence Apartments, 1800 Brentwood Lane, Independence, Kentucky 41051 (the "Meeting").

     The undersigned shareholder of the Trust, revoking any and all previous proxies heretofore given for Common Shares of beneficial interest in the Trust held by the undersigned ("Shares"), does hereby appoint Mark L. Wilson, with full power of substitution, to be the attorney and proxy of the undersigned (the "Proxy"), to attend the Meeting, and to represent and direct the voting interest represented by the undersigned as of the record date for the Proposals specified below.

                                                        FOR           WITHHELD

1.   The election as a member of the
     Board of Trustees of the nominees
     listed below:                                       [_]            [_]

     James H. Bownas
     Peter M. Dickson
     Jerome S. Rydell

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

________________________________________________________________________________

                                              FOR         AGAINST      ABSTAIN
                                              ---         -------      -------

2.   The ratification of the amendment
     of the Declaration of Trust of the
     Trust to provide for the
     elimination of the role of Baron
     Advisors, Inc. as the managing
     shareholder of the Trust                 [_]           [_]          [_]

                                              FOR         AGAINST      ABSTAIN
                                              ---         -------      -------
3.   The ratification of the appointment
     of Rachlin Cohen & Holtz LLP as
     independent auditors of the Trust        [_]           [_]          [_]

     To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF BARON CAPITAL TRUST, WHICH RECOMMENDS A VOTE FOR THE PROPOSALS. IF YOU SIGN, DATE, AND RETURN THE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS.

                                                   Dated _________________, 2002

                                                   _____________________________
                                                   Signature of Shareholder

                                                   _____________________________
                                                   Signature of Shareholder

                                                   This proxy may be revoked by
                                                   the shareholder(s) at any
                                                   time prior to the Annual
                                                   Meeting.

NOTE: Please sign exactly as your name appears hereon. If shares are registered in more than one name, all registered shareholders should sign this proxy; but if one shareholder signs, this signature binds the other shareholder. When signing as an attorney, executor, administrator, agent, trustee, or guardian, or custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                               BARON CAPITAL TRUST
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                                 (863) 853-2882
--------------------------------------------------------------------------------

Dear Investor,

This letter summarizes activities of Baron Capital Trust and Baron Capital Properties, L.P. for the fiscal year just completed. Additional information is available in the accompanying 2001 Annual Report on Form 10-KSB filed with the SEC and Proxy Statement relating to the Annual Meeting of Shareholders scheduled for May 29, 2002.

In last year's communications I highlighted the aggregate performance of the properties that underlie our asset base, because I feel so strongly that success or failure of your investment in the futureis dependent on the operation of these real estate assets. Although we experienced very favorable performance through the first three quarters of the last calendar year, the events of September 11 and the economic aftershocks have hit our industry very hard. Over 80% of our asset base is in Florida, and when Florida's economy is in a downturn, as it was in the fourth quarter of the past year, our business suffers. Our resident base, largely comprised of service sector employees, was the first to feel the impact of the downturn, and we experienced a sharp increase in lease breaks and rental payment defaults that lasted through January 2002. I am pleased to say the worst of that downturn appears to be over. At the end of the first quarter, all but 5 of our properties had recovered to occupancies above 90%, and this trend appears to be holding true again in April.

It is important for our properties to maintain this level of performance if we are to achieve the objectives of the financial plan put in place by the Trustees at the end of last year. This plan envisions building the cash flow realized last year by prudent reductions in corporate overhead and maintaining strong occupancies and collections at the properties. Additionally, opportunities for increasing value through utility rebilling, and additional value added enhancements are being pursued. A recent all masonry exterior renovation has been completed at the Riverwalk property in New Smyrna Beach, Florida, and the property is experiencing new rental levels that are $70-$110 higher than before the renovation. This is a prime example of selected value added opportunities we see in certain markets.

Consistent with expense reduction objectives of the Trustee's plan, management has already successfully relocated the corporate office and accounting support staff from Cincinnati, Ohio to Lakeland, Florida. Not only will this move greatly enhance our field and accounting coordination and reduce turnaround time for most of our properties, but it will also reduce overhead by over $120,000 per annum. Our address and phone number have also changed as a result of the move so please note the new numbers above.

Another element of the Trust's financial plan was the realization that we can no longer blindly fund operating deficits of properties that offer no hope of recovery. We continue efforts to sell those assets which are inappropriate to retain in our asset base. Since the last quarter of 2001, we have seen 2 letters of intent on the Stadium Club property fail for lack of investor confidence in the heavily saturated local market. We are negotiating with the lender regarding a restructure or simple disposition of the property, but will no longer fund the property's operation as we did in 2001. A similar scenario is in place for the Steeplechase property, which we also have not yet been able to sell. However, a successful interim loan modification here last year corrected some of the critical deferred capital asset maintenance issues, and the property is now covering its normal monthly expenses.

While property operations have progressed significantly since the completion of the Exchange Offering, the most significant obstacle to obtaining the liquidity and financial return objectives sought by Investors is the relatively small size of our operation, particularly in the context of the expense of operating as a publicly reported and audited company. While any discussion at this time is premature, I am pursuing opportunities to provide growth for the Company, and will report on those as circumstances warrant.

Although our break with the old Baron-affiliated companies was completed last year, the Trustees have reviewed certain conduct and relationships that occurred during the period of prior management. During the first quarter of this year, the Trustees received preliminary findings of a report commissioned by legal counsel and prepared by an independent auditing firm not involved in any of our prior audits. The independent auditing firm opined that certain transactions of the Trust and the Operating Partnership, entered into by prior management, may have involved improper conduct. At the time this letter is written, the Trustees are evaluating these findings and are reserving all remedies available to them. The Trustees will use these findings as a basis for discussions with the former managing shareholder and founders of the Trust. I would expect the outcome of these discussions to be concluded prior to the Annual Shareholders' Meeting and the outcome reported at that time.

Our progress continues, but much remains to be done before our turnaround is complete. This year's Annual Shareholders' Meeting will be held on Wednesday, May 29, 2002, at the Brentwood at Independence Apartments property that we manage. It is located in northern Kentucky, just adjacent to Cincinnati. (Travel directions are included with the accompanying proxy materials.) I will be presenting a more detailed report of operations then and welcome and encourage all Shareholders to attend the meeting.

                                                       Very truly yours,

                                                       /s/  Robert L. Astorino

                                                       Robert L. Astorino,
                                                       Chief Executive Officer

This communication contains certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Company's business, management's beliefs and assumptions made by management. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. In addition, such statements could be affected by general domestic and international economic conditions.

                               BARON CAPITAL TRUST
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                                 (863) 853-2882

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 29, 2002

To the Shareholders:

     Notice is hereby given of the Annual Meeting of Shareholders of Baron Capital Trust (the "Trust"). The meeting will be held on May 29, 2002 at 10:00 a.m. (local time) at Brentwood at Independence Apartments, located at 1800 Brentwood Lane, Independence, Kentucky 41051 (Cincinnati metropolitan area) (travel directions included on the back of this Notice), subject to any adjournments thereof (the "Meeting"), to consider and take action on the following proposals:

     1. To elect three Trustees to serve on the Trust's Board of Trustees for the ensuing year.

     2. To ratify the amendment of the Declaration of Trust of the Trust to eliminate the role of Baron Advisors, Inc. (controlled by Gregory K. McGrath, a founder and former Chief Executive Officer of the Trust) as the managing shareholder of the Trust.

     3. To ratify the selection of the firm of Rachlin Cohen & Holtz, LLP as the independent auditors of the Trust.

     Execution of a proxy in the form enclosed also permits the proxy holders to vote, in their discretion, upon such other matters that may come before the Meeting or any adjournments thereof. As of the date of mailing, the management of the Trust is not aware of any other matters that may come before the Meeting.

     WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                               /s/ Robert L. Astorino


                                               Robert L. Astorino
                                               Chief Executive Officer
                                               Baron Capital Trust

Lakeland, Florida
April 25, 2002

                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card; please date and sign the card and return it in the envelope provided. If you sign, date, and return the proxy card but give no voting instructions, your shares will be voted "FOR" the proposals. In order to avoid the additional expense and delay of further solicitation, we ask your cooperation in mailing your proxy card promptly so that a quorum may be ensured. Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, such proxy cards cannot be voted.

                               Baron Capital Trust
                       2002 Annual Meeting of Shareholders

            Travel Directions to Brentwood at Independence Apartments
                  1800 Brentwood Drive, Independence, Kentucky

From Cincinnati:

Take Interstate 71South across the Ohio River into Kentucky to Interstate 275 East Exit. (Be sure to stay on I-71/ I-75 South route through downtown; do not take the I-471 branch.) It is approximately 5 miles from the Ohio River to the I-275 East exit. (The exits for both I-275 East and West are on the right. (The I-275 West exit goes to the Airport.) Take the I-275 East exit.

Go approximately 8 miles to Exit 80, which is Kentucky State Highway 17 (also known as Madison Pike). Take a right at the bottom of the hill onto Highway 17 South, and follow it straight through the highway construction until it hits a "T" (approximately 5 miles). Take a right at the "T". You will still be on Highway 17 South. Pay careful attention to reduction in speed limit to 35 mph after approximately 3 miles. This is often a radar trap.

Stay on Highway 17 South through the old section of the town of Independence. In approximately 3 miles you will come to the Independence Town Center, a brand new Kroeger shopping center on the right. Take a right on Delaware Crossing, just before the shopping center, and follow it around to a right turn into the Brentwood at Independence Apartments. The Clubhouse, where the meeting will be held, is at the back of the property.

From Airport:

Take Interstate 275 East and exit at Exit 80. Follow directions above beginning at second paragraph.

                               BARON CAPITAL TRUST
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                                 (863) 853-2882

                                 PROXY STATEMENT

     This Proxy Statement is furnished to holders ("Shareholders") of common shares of beneficial interest ("Common Shares") in Baron Capital Trust (the "Trust"), a Delaware business trust, in connection with the solicitation by the Board of Trustees of the Trust (the "Trustees") of proxies to be used at the Annual Shareholders' Meeting. The meeting will be held on May 29, 2002 at 10:00 a.m. local time, at Brentwood at Independence Apartments, located at 1800 Brentwood Lane, Independence, Kentucky 41051 (Cincinnati metropolitan area) (travel directions included on the back of the Notice of Annual Meeting of Shareholders set forth above), subject to any adjournments thereof (the "Meeting").

     At the Meeting, Shareholders will be asked to consider and vote upon (1) the election of three Trustees to serve on the Trust's Board of Trustees, (2) the ratification of the amendment of the Declaration of Trust of the Trust to eliminate the role of Baron Advisors, Inc. (controlled by Gregory K. McGrath, a founder and former Chief Executive Officer of the Trust) as the managing shareholder of the Trust, and (3) the ratification of the selection of the firm of Rachlin Cohen & Holtz, LLP as the independent auditors of the Trust.

     This Proxy Statement and the form of proxy were first sent out to Shareholders on April 26, 2002.

                      PROPOSAL NO. 1 - ELECTION OF TRUSTEES

     Three individuals have been nominated for election to serve on the Board of Trustees by the Shareholders of the Trust. Two individuals have been nominated for the position of Independent Trustees, and a third individual has been nominated to serve on the other seat on the Board of Trustees. All three nominees currently serve on the Board of Trustees. The Trust is required to have at least two Independent Trustees, and the Independent Trustees must constitute a majority of the Board of Trustees. Pursuant to the terms of the Declaration of Trust of the Trust, Trustees are chosen for a term of one year provided that the term of office terminates in the event of resignation, death, or other incapacity to serve or removal.

     The Trustees of the Trust recommend that Shareholders vote "FOR" each of the three nominees being proposed, all of who are currently Trustees.

     The Trustees of the Trust know of no reason why any of these nominees will be unable to serve; but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Trustees may recommend.

     The following table sets forth certain information concerning the nominees for Trustees.

                                                                                                            Common
                                                                                                            Shares       Percent of
                                                                                                Current   Beneficially     Common
                          Age       Principal Occupation During Past Five Years      Trustee     Term       Owned at       Shares
Name of Nominee           1/                   and Public Directorships               Since     Expires    4/25/2002    Outstanding
------------------------------------------------------------------------------------------------------------------------------------
James H. Bownas           54        Principal in Gamble Hartshorn Johnson Co.          1998     May 2002       -0-           0.0%
(Nominee for                        LPA, a Columbus, Ohio law firm with a
Independent                         general (Nominee for practice since November
Trustee)                            1996. Mr. Bownas's practice is concentrated
                                    in securities, real Independent Trustee)
                                    estate, taxation, corporate and estate
                                    planning. Between January 1996 and November
                                    1996, Mr. Bownas managed his own legal
                                    practice. Between 1989 and January 1996, Mr.
                                    Bownas served as General Counsel, Vice
                                    President and Secretary of Lexford Inc.
                                    (formerly Cardinal Realty Services, Inc. and
                                    prior to that Cardinal Industries, Inc.), a
                                    then publicly traded company headquartered
                                    in Reynoldsburg, Ohio which has sponsored
                                    numerous real estate investment limited
                                    partnerships. In 1999, Lexford merged into
                                    and now operates as a division of Equity
                                    Residential Trust, a publicly traded
                                    company. Since 1995, Lexford has engaged in
                                    several arms-length transactions (none of
                                    which represented a material portion of
                                    Lexford's assets, liabilities, revenues or
                                    expenditures) with affiliates of the former
                                    managing shareholder of the Trust pursuant
                                    to which multi-family real estate was sold
                                    to, purchased from and managed by and for
                                    such entities.

Peter M. Dickson          52        Managing director of the Guardian Management       1998     May 2002       -0-           0.0%
(Nominee for                        Company Limited, a global financial services
Independent Trustee)                corporation based in Bermuda since January
                                    1991. In addition, since 1994 Mr. Dickson
                                    has served as a director to Grosvenor Trust
                                    Company Limited, another Bermuda-based
                                    financial services corporation. Between 1985
                                    and 1990, Mr. Dickson served as the
                                    Executive Vice President of Finance for The
                                    Wraxall Group, Bermuda.

Jerome S. Rydell          56        President, sole director and sole beneficial       2001     May 2002    97,450 2/        9.9%
(Nominee for Trustee)               owner of Sigma Financial Corporation
                                    ("Sigma"), a NASD registered broker-dealer
                                    that acted as the underwriter of the Trust's
                                    public Cash Offering that ended in May 2000
                                    and participated in the April 2000 exchange
                                    offering ("Exchange Offering") of Baron
                                    Capital Properties, L.P. (the "Operating
                                    Partnership"), an affiliate of the Trust,
                                    pursuant to which limited partners of
                                    certain limited partnerships formerly
                                    managed by affiliates of Gregory K. McGrath,
                                    a founder and the former Chief Executive
                                    Officer of the Trust and the Operating
                                    Partnership, were offered the right to
                                    exchange their limited partnership interests
                                    in such partnerships in exchange for units
                                    of limited partnership interest in the
                                    Operating Partnership. Mr. Rydell is also
                                    President, sole director and sole beneficial
                                    owner of Sigma Planning Corporation, a
                                    registered investment advisor and a
                                    subsidiary of Sigma. Sigma was formed in
                                    1983 and currently is licensed in 48 states.
                                    Its 48-member staff supports more than 500
                                    registered representatives. Both Sigma and
                                    Sigma Planning Corporation are registered
                                    with the Securities and Exchange Commission.

                                    Sigma is also participating in the private offering of units of limited partnership interest in Baron Lakeside Construction
                                    Fund, L.P. ("Baron Lakeside") and Baron SABH
                                    Construction Fund, L.P. ("Baron SABH"). The two partnerships, sponsored and formerly managed by affiliates of Mr. McGrath (and now managed by Sigma Renaissance Corporation
                                    ("Sigma Renaissance"), of which Mr. Rydell is a principal), are attempting to raise a total of $4,150,000. In September 2001, Mr.
                                    McGrath assigned all of the outstanding
                                    interests in the two partnerships and their corporate general partners to Sigma
                                    Renaissance. The net proceeds of these
                                    offerings will be used to make loans to
                                    owner/developers of residential condominium and apartment development properties to enable them to pay down first mortgage indebtedness secured by such properties and to cover outstanding payables owed to general contractors and other vendors of the projects,

Jerome S. Rydell                    construction completion expenses, interest
(cont'd)                            payments prior to repayment of the loans,
                                    working capital, and/or certain
                                    administrative expenses. The
                                    owner/developers of the properties to be
                                    developed were formerly controlled and
                                    managed by affiliates of Mr. McGrath. In
                                    September 2001, Mr. McGrath assigned all of
                                    the outstanding interests in the affiliates
                                    to Sigma Renaissance, which as a result will
                                    have significant authority in respect of the
                                    funding of construction completion requests
                                    from owner/developers; the sale of
                                    properties to be developed; the management
                                    of entities which will be involved in the
                                    transactions contemplated in the two
                                    offerings; and distributions to limited
                                    partners of Baron Lakeside and Baron SABH.

                                    Sigma also sponsored and manages certain real estate investment programs that as of December 31, 2001 were owed a total of approximately $1,852,136 for loans made to certain partnerships acquired by the
                                    Operating Partnership in the Exchange
                                    Offering. In addition, Mr. Rydell and other affiliates have also sponsored a number of securities offerings in both real estate and radio stations. Other affiliated companies currently manage real estate assets comprised of 1,500 residential sites and $22 million of land contracts and mortgages in the metropolitan Detroit area. See "Related
                                    Transactions" below.

All Trustees, Trustee                                                                                       197,450 3/      20.2%
nominees and Executive
Officers as a Group
(5 persons)

--------------------------------------------------------------------------------
1/ As of April 25, 2002.
2/ Mr. Rydell is shown as the beneficial owner of such Common Shares by virtue of his ownership of Sigma, which earned such shares as commissions in connection with the Exchange Offering. See "Related Transactions" below. Sigma has allocated a portion of the Common Shares to its registered representatives who earned such shares for assisting the Operating Partnership in the Exchange Offering. As a result of such allocation, Sigma actually beneficially owns less than 5% of the outstanding Common Shares.
3/ Includes 97,450 Common Shares shown as beneficially owned by Sigma and 100,000 units of limited partnership interest subject to a 10-year warrant (that expires in February 2009) owned by Robert L. Astorino, the Chief Executive Officer of the Trust and the Operating Partnership. Gregory K. McGrath, a founder and former Chief Executive Officer of the Trust and the Operating Partnership, granted the warrants to Mr. Astorino as an incentive to join the employment of the Trust. The warrants have a nominal exercise price per unit.

Committees and Meetings of Trustees

     During the year ended December 31, 2001, the Trustees of the Trust held 11 meetings and took several actions by written consent. The Board of Trustees acts as the Nominating Committee and the Compensation Committee. There are no other committees of the Board of Trustees.

Trustee and Executive Officer Compensation

     Compensation of Trustees. Each Independent Trustee is entitled to be paid an annual fee of $6,000 for serving in such capacity. For the year ended December 31, 2001, each of the two Independent Trustees earned and was paid $6,000. All Trustees are entitled to be reimbursed for all reasonable expenses incurred by them in their capacity as a Trustee.

     Executive Officer Compensation. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Trust and each other executive officer of the Trust or person performing a similar policy making function with respect to the Trust that earned a salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2001. No other executive officer had a salary and bonus in excess of $100,000 during this period for services rendered in all capacities to the Trust.

                                              Annual Compensation

     Name and Principal                                                        Long Term           All Other
          Position                   Year        Salary          Bonus        Compensation        Compensation
---------------------------------------------------------------------------------------------------------------
Robert L. Astorino, Chief            2001       $173,356        $60,000            --               $7,385 1/
Executive Officer - Trust and
Operating Partnership

Mark L. Wilson, Chief                2001       $111,382        $40,000            --               $6,575 2/
Financial Officer - Trust and
Operating Partnership

----------
1/ Company car allowance  2/ Company Car

     In August 2000, the Trust entered into employment agreements with Mr. Astorino, to serve as President and Chief Operating Officer of the Trust, and Mr. Wilson, to serve as its Chief Financial Officer, through December 31, 2001. Under the terms of the agreements, the Trust, through the Operating Partnership, has paid Mr. Astorino $173,356 and Mr. Wilson $111,382 per annum to serve in such capacities. In addition, Mr. Astorino and Mr. Wilson received $60,000 and $40,000, respectively, as an incentive payment to remain in the employment of the Trust through the term of the agreements. Since January 1, 2002, Mr. Astorino and Mr. Wilson have served as the Chief Executive Officer and the Chief Financial Officer, respectively, of the Trust and the Operating Partnership without employment agreements.

Related Transactions

     Described below are certain transactions involving Jerome S. Rydell (a Trustee of the Trust who has been nominated to serve an additional term as a Trustee on the Trust's Board of Trustees), the Trust, the Operating Partnership, and affiliates of Mr. McGrath. Mr. Rydell is the President, sole director and sole beneficial owner of Sigma Financial Corporation ("Sigma"), a registered securities broker-dealer. Sigma served as the underwriter in the sale of the Trust's Common Shares in its best-efforts public Cash Offering that ended in May 2000. Sigma earned approximately $560,000 in commissions for sales it completed in the offering. In addition, Sigma also earned five-year warrants (which expire in May
2003) to acquire 59,676 Common Shares at an exercise price of $13.00 per share. Sigma allocated a portion of the cash commissions and warrants to its registered representatives.

     Sigma also participated in the Exchange Offering completed in April 2000 by the Operating Partnership. In exchange for its services during the offering, Sigma earned 97,450 Common Shares, a portion of which it allocated to its registered representatives. Sigma has also participated as a broker-dealer in numerous private offerings by investment programs (including the Exchange Partnerships acquired by the Operating Partnership in the Exchange Offering and WaKul, Inc.) sponsored and managed by Mr. McGrath or his affiliates. Sigma, Mr. Rydell and certain of Sigma's registered representatives are owed more than $100,000 by those programs for outstanding commissions, offering fees, reimbursable expenses, and advances.

     Sigma also sponsored and manages certain real estate investment programs that as of December 31, 2001 are owed a total of approximately $1,852,136 for loans made to certain Exchange Partnerships controlled by the Operating Partnership.

     Sigma is also participating in the private offering of units of limited partnership interest in Baron Lakeside Construction Fund, L.P. ("Baron Lakeside") and Baron SABH Construction Fund, L.P. ("Baron SABH"). The two partnerships, sponsored and formerly managed by affiliates of Mr. McGrath (and now managed by Sigma Renaissance Corporation ("Sigma Renaissance"), of which Mr. Rydell is a principal), are attempting to raise a total of $4,150,000. In September 2001, Mr. McGrath assigned all of the outstanding equity interests in the two partnerships and their corporate general partners to Sigma Renaissance. The net proceeds of these offerings will be used to make loans to owner/developers of residential condominium and apartment development properties to enable them to pay down first mortgage indebtedness secured by such properties and to cover outstanding payables owed to general contractors and other vendors of the projects, construction completion expenses, interest payments prior to repayment of the loans, working capital, and/or certain administrative expenses. The owner/developers of the properties to be developed were formerly controlled and managed by affiliates of Mr. McGrath. In September 2001, Mr. McGrath assigned all of the outstanding equity interests in the affiliates to Sigma Renaissance.

     Following their completion, the development properties will be listed for sale, and the new development loans and prior development loans made by other investment limited partnerships sponsored and formerly managed by affiliates of Mr. McGrath (and now managed by Sigma Renaissance) to owner/developers formerly controlled by McGrath will be repaid out of the net proceeds from any such sales and sales of certain interests formerly beneficially owned by Mr. McGrath in other properties.

     Sigma Renaissance will have significant authority in respect of the funding of construction completion requests from owner/developers; the sale of properties to be developed; the management of entities involved in the transactions contemplated in the two offerings; and distributions to limited partners of Baron Lakeside and Baron SABH. In exchange for a construction fee, Sigma Renaissance will also supervise construction and serve as the onsite construction manager for the completion of development and construction on the unfinished development properties to be completed with the proceeds of the new development loans. Mr. Rydell and Robert L. Astorino, the Chief Executive Officer of the Trust and the Operating Partnership, are principals of Sigma Renaissance.

     The roles of Mr. Rydell, Sigma and Sigma Renaissance in the Baron Lakeside and Baron SABH transactions are designed (i) to mitigate conflicts of interest which affect Mr. McGrath due to his role as a former affiliate of Baron Lakeside, Baron SABH, owner/developers which borrow development funds and prior borrower and lender partnerships sponsored by Mr. McGrath and (ii) to provide for repayment of the new and prior development loans prior to the distribution of any net profits or any other payments to Mr.

McGrath or any affiliates beneficially owned entirely by him attributable to the development properties.

     See also Items 9-12 of Part III of the Trust's 2001 Annual Report on Form 10-KSB, which accompanies this Proxy Statement and has been filed with the Securities and Exchange Commission.

       PROPOSAL NO. 2 - RATIFICATION OF AMENDMENT OF DECLARATION OF TRUST

     In April 2002, the Board of Trustees of the Trust (the "Board") amended and restated the prior version of the Declaration of Trust of the Trust (the "Prior Declaration"). The Declaration of Trust is the agreement that governs the operation and management of the Trust and the relationship among, and rights and obligations of, the Shareholders and Trustees of the Trust. The amended and restated Declaration of Trust (the "Amended Declaration") (i) reflects the resignation of Baron Advisors, Inc. (controlled by Gregory K. McGrath, a founder and former Chief Executive Officer of the Trust) as the managing shareholder of the Trust, (ii) provides for the elimination of the role of Baron Advisors, Inc. as the managing shareholder of the Trust, (iii) provides for the Board to assume the obligations of the former managing shareholder in the management of the Trust, (iv) eliminates all provisions of the Prior Declaration that related to the Operating Partnership's Exchange Offering and the Trust's Cash Offering which were completed in April 2000 and May 2000, respectively, and (v) corrects certain typographical errors and other inconsistencies that are immaterial to the operation of the Trust and the Operating Partnership and to the rights of the Shareholders and Trustees of the Trust.

     In the opinion of the Board, the Amended Declaration does not require the approval of the Shareholders of the Trust. Nevertheless, the Board is requesting that the Shareholders vote to ratify the actions of the Board in approving the Amended Declaration.

     From the inception of the Trust through December 31, 2000, Baron Advisors, Inc. served as the managing shareholder of the Trust pursuant to the terms and conditions of the Prior Declaration and a Trust Management Agreement (the "Management Agreement") between the Trust and Baron Advisors, Inc. Prior to December 31, 2000, Baron Advisors, Inc. managed and controlled the day-to-day affairs of the Trust and the Operating Partnership, subject to (i) general supervision and review by the Independent Trustees and Baron Advisors, Inc. acting together as the Board of Trustees of the Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the Independent Trustees in respect of certain actions of the Trust and the Operating Partnership. Baron Advisors, Inc. is controlled by Gregory K. McGrath, who is a founder and the former Chief Executive Officer of the Trust and the Operating Partnership.

     In February 2001, the Independent Trustees of the Trust and Baron Advisors, Inc. agreed to terminate the Management Agreement. In addition, in September 2001 Baron Advisors, Inc. resigned from the Board of Trustees of the Trust. Following the resignation of Baron Advisors, Inc., the Board assumed its responsibilities under the Prior Declaration as the former managing shareholder.

     Substantially all of the amendments reflected in the Amended Declaration involve the substitution of the Board to perform certain obligations of Baron Advisors, Inc. under the Prior Declaration. The Board has agreed to assume such obligations without additional compensation to the members of the Board. The Board is currently comprised of the three Trustees (two of them Independent Trustees) who are described above in this Proxy Statement. All three of them currently serve on the Board and have been nominated for re-election at the Annual Meeting of Shareholders.

     The Board has not assumed one of the obligations of Baron Advisors, Inc. under the Prior

Declaration. Under the Prior Declaration, Baron Advisors, Inc. was required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of each 12-month period in the amount by which the total operating expenses (as defined in the Prior Declaration) paid or incurred by the Trust or the Operating Partnership exceeded the greater of (i) 2% of their respective average invested assets (as defined in the Prior Declaration) or (ii) 25% of their respective net income (as defined in the Prior Declaration) unless the Independent Trustees determines that such excess expenses were justified. The foregoing obligation was required by certain state securities regulators in connection with the registration of the Cash Offering due to the unique role of Baron Advisors, Inc. (and Mr. McGrath, who controls it) in the formation of the Trust and the Operating Partnership and in the Cash Offering and the Exchange Offering. The Board does not believe that the same justification exists to subject the Board to the same obligation, and therefore has approved the Amended Declaration without such provision.

     Other amendments reflected in the Amended Declaration eliminate provisions of the Prior Declaration that related to the Cash Offering and the Exchange Offering. Those provisions (which, for example, included the terms and conditions of the Cash Offering) are no longer relevant to the operation of the Trust and the Operating Partnership. The Amended Declaration also provides that the Board, in its sole discretion, may appoint an advisor to direct or perform the day-to-day business affairs of the Trust. The Board does not currently intend to appoint such an advisor.

     Due to the ministerial nature of the amendments and in order to minimize printing costs, the Amended Declaration is not included in this Proxy Statement. However, the Amended Declaration (including a version that highlights the revisions made to the Prior Declaration will be available on or about April 30, 2002 on the Internet at the website of the Securities and Exchange Commission ("SEC"). Shareholders may access the SEC's website at "http//:www.sec.gov" and then follow the instructions below:

     1.   Select "Filing & Forms (EDGAR)"
     2.   Select "Search for Company Filings"
     3.   Select "Search the EDGAR Archives"
     4.   Type: Baron Capital Trust
     5.   Select "8-K" filed in late April 2002.

     For Shareholders that do not have access to the Internet, the Trust will mail by first class delivery a copy of the Amended Declaration that highlights the amendments made, to any Shareholder who submits a written request to it by mail at the address shown on the first page of this Proxy Statement.

     The Trustees recommend that Shareholders of the Trust vote "FOR" Proposal
2.

       PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Trustees have selected the firm of Rachlin Cohen & Holtz, LLP as independent auditors to examine the financial statements of the Trust for the fiscal year ending December 31, 2002. The Trustees know of no direct or indirect financial interest of such firm in the Trust.

     The selection of independent auditors is subject to the ratification or rejection by the Shareholders of the Trust. If the Shareholders approve, the firm of Rachlin Cohen & Holtz, LLP will serve as the independent auditors of the Trust until the next annual meeting of Shareholders. Unless otherwise indicated, signed proxies will be voted in favor of the ratification of the selection of such independent auditors.

     The Trustees recommend that Shareholders of the Trust vote "FOR" Proposal
3.

     Representatives of Rachlin Cohen & Holtz, LLP are expected to be present at the Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions from Shareholders.

Fees Paid to Independent Accountants

     The following describes the amount of fees billed by the Trust's independent auditors for services performed relating to the fiscal year ended December 31, 2001 and the nature of the work for which these fees were billed:

     Audit Fees

     Aggregate fees billed for Rachlin Cohen & Holtz, LLP's audit of the Trust's annual financial statements for the year ended December 31, 2001 and for its reviews of the financial statements included in the Trust's Forms 10-QSB for the fiscal year ended December 31, 2001 totaled $89,195. Of this amount, $37,050 had been billed as of December 31, 2001. The balance of the fees was billed prior to the date of this Proxy Statement.

     Financial Information Systems Design and Implementation Fees

     No fees were incurred or billed for any financial information systems design and implementation services rendered by Rachlin Cohen & Holtz, LLP for the fiscal year ended December 31, 2001.

     All Other Fees

     No material fees were incurred or billed for any other services rendered by Rachlin Cohen & Holtz LLP for the fiscal year ended December 31, 2001.

                       INFORMATION CONCERNING THE MEETING

Record Date; Vote Required; Share Information

     The Trustees of the Trust have fixed the close of business on April 17, 2002 (the "Record Date") as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. The affirmative vote of a majority of the shares of the Trust present in person or by proxy at the Meeting is required to elect Trustees, to ratify the amendments to the Declaration of Trust, and to ratify the appointment of auditors.

     At the close of business on the Record Date, there were 979,407 Common Shares of the Trust issued and outstanding. The presence in person or by proxy of the holders of one-third (326,469 shares) of the outstanding Common Shares of the Trust constitutes a quorum for the transaction of business at the Meeting. To the knowledge of the Trustees, as of the Record Date, no person owned of record or beneficially more than 5% of the outstanding shares of the Trust other than Gregory K. McGrath and Robert S. Geiger, the founders and former officers of the Trust and the Operating Partnership, and Sigma Financial Corporation.

     In the event a quorum does not exist on the date originally scheduled for the Meeting, or, subject to approval of the Trustees, for other reasons, one or more adjournments of the Meeting may be sought by the Trustees. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at such Meeting (or any adjournment thereof) in person or by proxy.

     The person named as proxy will vote all shares represented by proxies, and where a Shareholder specifies on the form of proxy a choice with respect to any matter to be acted upon, the person named as proxy will vote the shares in accordance with the specification so made. All proxies as to which no instruction is given will be voted in favor of the proposals specified in this Proxy Statement.

Voting and Revocability of Proxies

     Shareholders who execute proxies retain the right to revoke them at any time prior to the Meeting. Unless so revoked, the Common Shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Trust at the address of the Trust shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. Proxies solicited by the Board of Trustees will be voted in accordance with the instructions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting or any adjournment thereof. The proxy confers discretionary authority on the person named therein to vote with respect to the election of any person as a Trustee should the nominee be unable to serve, or for good cause, will not serve; ratification of the amendments to the Declaration of Trust and the selection of independent auditors; matters incident to the conduct of the meeting; and other proposals for which management did not have notice a reasonable time prior to mailing its proxy materials to Shareholders. As of the date of mailing, the Board of Trustees received no notice that any other matters may come before the Meeting.

     Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may, as record holders, vote such shares for the proposals in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted or not vote such shares ("broker non-votes"). Abstentions will be counted as present for purposes of determining a quorum and will be counted as a vote cast at the Meeting. Broker non-votes will be counted as present for determining a quorum but will not be counted as a vote cast.

Costs of the Solicitation

     All expenses of this solicitation, including the cost of preparing, printing and mailing this Proxy Statement and accompanying materials to the Shareholders, will be borne by the Trust. In addition to the solicitation of proxies by mail, proxies may be solicited by officers and employees of the Trust and the Operating Partnership, personally or by telephone or telecopier.

                                  MISCELLANEOUS

     Financial and Other Information

     Accompanying this Proxy Statement is the Trust's 2001 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission ("SEC"). The enclosed report contains the financial statements of the Trust and other important information concerning the business and management of the Trust which should be reviewed by Shareholders in conjunction with this Proxy Statement.

     During 2001, no management fees or other fees were earned by Baron Advisors, Inc., the former managing shareholder of the Trust, or any of its affiliates. The total operating expenses (defined for purposes of this Proxy Statement as total expenses paid or incurred by the Trust and the Operating Partnership, including fees and reimbursable expenses payable to the former managing shareholder and any successor advisor, but excluding: (a) the expenses of raising capital; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid; and (f) expenses and real estate commissions relating to the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property) stated as a percentage of average invested assets (defined for any period, as the average of the aggregate book value of the assets of each of the Trust and the Operating Partnership invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period) was approximately 10.1%. The total operating expenses (as defined above) of the Trust during 2001 were $4,021,020 compared to Net Income Before Other Expenses and Extraordinary Items (defined as total revenues for the period, less the Real Estate and Administrative Expenses for the period other than additions to reserves for depreciation or bad debts, amortization of loan costs, or other similar non-cash reserves) of $452,401.

     The Independent Trustees have determined that the policies being followed by the Trust are in the best interests of its Shareholders based upon the Trust's objective of maximizing the amount of cash flow available for distribution to Shareholders and the amount of long-term appreciation of its assets and eliminating or minimizing potential conflicts of interests which may arise among the Trust, the Operating Partnership, any member of the Board of the Trust, or any principal shareholder or unitholder or executive officer of the Trust or the Operating Partnership or any of their respective affiliates.

     The Trust's 2001 Annual Report on Form 10-KSB, which accompanies this Proxy Statement, describes the material terms, factors, and circumstances surrounding transactions involving the Trust, the Operating Partnership, the Trustees, Baron Advisors, Inc. (the former managing shareholder of the Trust) and their respective affiliates during 2001. Except as described below, the Independent Trustees have examined such transactions and determined that, based on their knowledge of such transactions, the transactions are fair to the Trust and the Operating Partnership. In February 2002, the Board of Trustees of the Trust received the preliminary findings of a report prepared by an independent auditing firm in which the firm opined that certain transactions of the Trust and the Operating Partnership (including the Alexandria and Riverwalk property investments) entered into by prior management involved improper conduct. The Board has used the preliminary findings for discussions with the former managing shareholder concerning the transactions and to investigate the rights and obligations of the Trust and the Operating Partnership in connection therewith. The ultimate results of the preliminary findings and discussions will be reported at such time as they become definitive.

Public Information

     The Common Shares issued by the Trust are registered under the Securities Act of 1933, as amended. Although the Trust is not required to register such Common Shares under the Securities Exchange Act of 1934, as amended, the Trust is required to file certain periodic reports and other information with the SEC. This material is of public record and can be inspected at public reference facilities maintained by the SEC in Washington, D.C. and certain of its regional offices. Copies of such materials can be obtained at prescribed rates from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, 450

Fifth Street, N.W., Washington, D.C. 20549. Certain of this material may also be accessed electronically by means of the SEC's site on the World Wide Web at http://www.sec.gov.

                                 OTHER BUSINESS

     The Trustees of the Trust know of no business other than the matters specified above which will be presented at the Meeting. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the person named as attorney-in-fact in the proxy to vote this proxy in accordance with his judgment on such matters.

                                             By Order of the Board of Trustees
                                             of Baron Capital Trust


                                             /s/ Robert L. Astorino

                                             Robert L. Astorino
                                             Chief Executive Officer

Lakeland, Florida
April 25, 2002